Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-35875 and 333-38305) and Form S-8 (Nos. 333-13927, 333-80789, 333-90004 and 333-137573) of Movado Group, Inc. of our report dated April 9, 2009 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Florham Park, New Jersey

April 9, 2009